UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 9, 2020

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000005 per share	TWTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance and Sale of 0.375% Convertible Senior Notes due 2025

On March 9, 2020, Twitter, Inc. (the “Company”) entered into an investment agreement (the “Investment Agreement”) with Silver Lake Partners V DE (AIV), L.P. (“Silver Lake”) relating to the issuance and sale to Silver Lake of $1,000,000,000 in aggregate principal amount of the Company’s 0.375% Convertible Senior Notes due 2025 (the “Notes”). The transactions contemplated by the Investment Agreement (the “Transaction”) are expected to close this week (the date on which the closing occurs, the “Closing”), subject to customary closing conditions.

Issuance of Convertible Notes

The Notes are expected to be governed by an indenture (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will bear interest at a rate of 0.375% per annum. Interest on the Notes is payable semi-annually in arrears on March 15 and September 15 commencing on September 15, 2020. It is expected that the Notes will mature in March 2025, subject to earlier conversion, redemption or repurchase.

The Notes are convertible at the option of the holder at any time until the scheduled trading day prior to the maturity date, including in connection with a redemption by the Company. The Notes will be convertible into shares of the Company’s common stock based on an initial conversion rate of 24.0964 shares of common stock per $1,000 principal amount of the Notes (which is equal to an initial conversion price of $41.50 per share), in each case subject to customary anti-dilution and other adjustments, including in connection with any make-whole adjustment (as described in the Indenture) as a result of certain extraordinary transactions.

On or after March 20, 2022, the Notes will be redeemable by the Company in the event that the closing sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides the redemption notice at a redemption price of 100% of the principal amount of such Notes, plus accrued and unpaid interest to, but excluding, the redemption date.

With certain exceptions, upon a change of control of the Company or the failure of the Company’s common stock to be listed on certain stock exchanges (a “Fundamental Change”), the holders of the Notes may require that the Company repurchase all or part of the principal amount of the Notes at purchase price of par plus accrued and unpaid interest to, but excluding, the Fundamental Change repurchase date.

The Indenture will include customary “events of default,” which may result in the acceleration of the maturity of the Notes under the Indenture. The Indenture will also include customary covenants for convertible notes of this type.

Standstill Obligations

Pursuant to the Investment Agreement, Silver Lake has agreed, subject to certain exceptions, that from the Closing and until the earliest of (i) the later of (A) 90 days after such time as there is no director affiliated with Silver Lake serving on the Board and (B) the three year anniversary of the Closing, (ii) the effective date of a change of control of the Company and (iii) 90 days after the date on which none of the members of Silver Lake or its affiliates beneficially own any Notes or shares of the Company’s common stock (other than shares of common stock issued to any person as compensation for their service on the Board) (the “Standstill Period”), Silver Lake will not, among other things: (i) make, or in any way participate in any “proxy contest” or other solicitation of proxies, (ii) form, join, influence or in any way participate in a voting trust or similar arrangement, (iii) acquire any securities of the Company if, immediately after such acquisition, Silver Lake would collectively own in the aggregate more than 4.9% of the then outstanding voting securities of the Company, (iv) sell, transfer or otherwise dispose of any voting securities of the Company to any person who is (or will become upon consummation of such sale, transfer or other disposition) a beneficial owner of 10% or more of the outstanding voting securities of the Company, (v) propose or seek to effect any tender or exchange offer, merger or other business combination involving the Company, or make any public statement with respect to such transaction, (vi) call or seek to call any meeting of stockholders or other referendum or consent solicitation, or (vii) take action to control or influence the Board of Directors or management of the Company.

During the Standstill Period, Silver Lake will not comment on nor influence, nor attempt to influence, directly or indirectly, any Company policies or rules, or policy or rule enforcement decisions with respect to the independence or impartiality of decisions related to content moderation on the Twitter platform or access to Twitter user data.

Transfer and Conversion Restrictions; Registration Rights; Participation Rights

The Investment Agreement restricts Silver Lake’s ability to transfer, convert or hedge the Notes to the Company’s common stock, subject to certain exceptions specified in the Investment Agreement and summarized below.

Except as described below, prior to the earlier of (i) the two year anniversary of the Closing or (ii) immediately prior to the consummation of a change of control of the Company, Silver Lake will be restricted from transferring or entering into an agreement that transfers the economic consequences of ownership of the Notes or converting the Notes. Exceptions include, among others: (A) transfers to affiliates, (B) transfers to the Company or any of its subsidiaries, (C) transfers to a third party where the net proceeds of such sale are solely used to satisfy a margin call or repay a permitted loan or (D) transfers in connection with certain merger and acquisition events.

Subject to certain limitations, the Investment Agreement provides Silver Lake and any lender of a permitted loan to Silver Lake with certain registration rights for the Notes and the shares of the Company’s common stock issuable upon conversion of the Notes.

The foregoing summaries of the Indenture, the Notes and the Investment Agreement do not purport to be complete and are subject to, and qualified in their entirety by the full text of the Investment Agreement and form of Indenture, which are filed as Exhibits 10.1 and 4.1, respectively, and incorporated by reference.

Cooperation Agreement

On March 9, 2020, the Company entered into a cooperation letter agreement (the “Cooperation Agreement”) with Elliott Investment Management L.P., Elliott Associates, L.P. and Elliott International, L.P. (collectively with their respective affiliates, “Elliott”). Among other things, the Cooperation Agreement provides that:

•	The Company will appoint Jesse Cohn to the Company’s Board of Directors (the “Board”) to serve as a Class II director with a term expiring at the Company’s 2021 Annual Meeting of Stockholders.

•	The Company will appoint Egon Durban to the Board to serve as a Class III director with a term expiring at the Company’s 2022 Annual Meeting of Stockholders.

•	The Board will form an independent five-person committee (the “Management Structure Committee”) that will build on the Board’s regular evaluation of the Company’s leadership structure. Patrick Pichette, the Company’s Lead Independent Director, will be the chair of the Management Structure Committee. Two additional independent current board members, along with Messrs. Durban and Cohn, will comprise the Management Structure Committee. It will also evaluate the CEO succession plan with the CEO; and make recommendations consistent with corporate governance best practices with respect to the elimination of the Company’s staggered board. The Management Structure Committee will report on its evaluation to the Board any considerations or recommended changes and will conclude its work and share the results publicly before the end of the year.

•	Elliott will irrevocably withdraw its notice of nomination of four directors previously submitted to the Company.

•	Elliott has certain rights to appoint a replacement director if Mr. Cohn ceases to serve on the Board during the Cooperation Period (as defined below).

•	During the Cooperation Period and otherwise while an Elliott designee serves as a member of the Board, Elliott will not comment on nor influence, nor attempt to influence, directly or indirectly, any Company policies or rules, or policy or rule enforcement decisions with respect to the independence and impartiality of decisions related to content moderation on the Twitter platform or access to Twitter user data.

•	During the Cooperation Period, Elliott will vote its shares of the Company’s common stock in a manner consistent with the recommendation of the Board, subject to certain exceptions specified in the Cooperation Agreement.

•	Elliott will abide by certain customary standstill provisions lasting from the date of the Cooperation Agreement until 11:59 p.m., Pacific time, on the day that is 30 days prior to the last day of the advance notice period established by the Company’s bylaws for stockholders of the Company to deliver notice of director nominations for the Company’s 2021 Annual Meeting of Stockholders (such period, the “Cooperation Period”). The standstill provisions provide, among other things, that Elliott and the other Restricted Persons (as defined in the Cooperation Agreement) cannot:

•	acquire any securities of the Company, or rights to acquire any securities of the Company, that would result in Elliott having aggregate beneficial ownership of in excess of 4.9 percent of any class of Voting Securities (as defined in the Cooperation Agreement) outstanding at such time, or aggregate economic exposure to, more than 7.5 percent of the Voting Securities outstanding at such time;

•	seek representation on the Board or to remove any member of the Board, or submit any proposal for consideration by stockholders of the Company at any annual or special meeting of stockholders;

•	engage in a solicitation of proxies with respect to any matter to come before any annual or special meeting of stockholders of the Company, including the election of directors;

•	enter into a voting trust, arrangement or agreement, or subject any securities of the Company to any voting trust, arrangement or agreement, other than granting proxies in solicitations approved by the Board;

•	make any public disclosure, announcement or statement regarding intent, purpose, plan or proposal with respect to the Board or the Company’s management, strategy, operations, financial results or any transactions involving the Company or any of its subsidiaries, subject to certain exceptions.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Cooperation Agreement, which is filed as Exhibit 10.2 and incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information related to the issuance of the Notes contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 3.02	Unregistered Sale of Securities

On March 9, 2020, the Company entered into the Investment Agreement, pursuant to which it agreed to sell $1,000,000,000 in aggregate principal amount of the Notes to Silver Lake in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company will offer and sell the Notes to Silver Lake in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company will rely on this exemption from registration based in part on representations made by Silver Lake in the Investment Agreement.

The information related to the issuance of the Notes contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

The Board will appoint Messrs. Cohn and Durban to serve as directors as described in Item 1.01 of this Current Report on Form 8-K. Upon joining the Board, Messrs. Cohn and Durban will also be appointed to the Management Structure Committee, along with Patrick Pichette, the Company’s Lead Independent Director who will be the chair of the Management Structure Committee.

Other than as described in Item 1.01, there are no arrangements or understandings between Mr. Cohn, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Cohn was selected as a director. There are no related party transactions between the Company and Mr. Cohn (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Cohn does not have any family relationships with any of the Company’s directors or executive officers.

Other than as described in Item 1.01, there are no arrangements or understandings between Mr. Durban, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Durban was selected as a director. There are no related party transactions between the Company and Mr. Durban (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Durban does not have any family relationships with any of the Company’s directors or executive officers.

Each of Messrs. Cohn and Durban will participate in the director benefits arrangements applicable to non-employee directors as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 8, 2019. In addition, the Company will enter into its standard form of indemnification agreement with each of Messrs. Cohn and Durban.

Item 8.01	Other Events.

On March 9, 2020, the Company issued a press release announcing the Cooperation Agreement, the Transaction, and the appointment of Messrs. Cohn and Durban as directors. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference. In the press release, the Company also announced that the Board has authorized the repurchase of up to $2,000,000,000 of the Company’s common stock. Repurchases may be made from time to time through open market purchases or through privately negotiated transactions subject to market conditions, applicable legal requirements and other relevant factors. The repurchase program does not obligate the Company to acquire any particular amount of its common stock, and may be suspended at any time at the Company’s discretion.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Indenture related to 0.375% Convertible Senior Notes due 2025.

10.1	Investment Agreement, dated as of March 9, 2020, among Twitter, Inc. and Silver Lake Partners V DE (AIV), L.P.

10.2	Cooperation Agreement, dated as of March 9, 2020, among Twitter, Inc., Elliott Investment Management L.P., Elliott Associates, L.P. and Elliott International L.P.

99.1	Press Release, dated March 9, 2020.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

By:	/s/ Ned Segal
Ned Segal
Chief Financial Officer

Date: March 9, 2020